UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report: April 9, 2010

DIVERSIFIED OPPORTUNITIES, INC.

(Name of Small Business Issuer in Its Charter)

DELAWARE	000-23446	94-3008888
(State or other jurisdiction of incorporation or organization)	Commission file number	(IRS Employer Identification No.)

1042 N. El Camino Real #261

Encinitas, CA 92024

 (Address of principal executive offices)

(858) 342-8155

 (Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8

OTHER EVENTS

Effective April 9, 2010, the Company entered into a non-binding Memorandum of Understanding (“MOU”) with CommerceTel Canada and CommerceTel, Inc. (“CommerceTel”) for the parties’ negotiation of a definitive agreement for the Company’s acquisition of CommerceTel.  The MOU provides that the parties shall negotiate exclusively with one another through June 9, 2010.  Upon completion of an acquisition, CommerceTel would be operated as a wholly-owned subsidiary of the Company.  The completion of the acquisition is subject to the negotiation and execution of a definitive acquisition agreement and certain closing conditions, including the completion of a financing and the audit of CommerceTel.  The Company cannot provide any assurances that the acquisition will be completed, or if completed, the timing of such completion.

CommerceTel is a San Diego, California-based enterprise software company providing a unique interactive communications platform for handheld devices.  CommerceTel’s solution enables highly effective branding and marketing communication between a company or organization and its customers, prospective customers, and members.

CommerceTel has developed its proprietary C4 service platform that supports the delivery of mobile marketing and enterprise applications from a single, unified system capable of short message service (SMS), multimedia messaging service (MMS), interactive voice response (IVR), and content delivery, with comprehensive analytics to measure marketing reach and efficacy.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

DIVERSIFIED OPPORTUNITIES, INC.
/s/ Kevin Russeth
Dated: April 15, 2010	By:
Kevin Russeth Chief Executive Officer

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